Exhibit 10.18

CONFIDENTIALITY AGREEMENT

This CONFIDENTIALITY AGREEMENT (“Agreement”) is entered into this 21st day of October, 2009 by and between Ningbo Keyuan Plastic Co., Ltd., a PRC company located at Qingshi Industrial Zone, the Economy & Technology Development District, Ningbo, Zhejiang Province, 315803  ("Party A"), and the employee of Party A as provided hereunder ("Party B").

WITNESSETH

WHEREAS, the parties hereto desire to enter into this Agreement to define and set forth the confidentiality obligations assumed by Party B.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by both parties as follows:

Confidential Information

                Party B will not, directly or indirectly, disclose to any third party or use any Keyuan confidential information during or after the term of the employment. Notwithstanding the two (2) year limitation in the “Non-Compete” section, the “Non-Compete” and “Non-Use” obligations shall last until the underlying confidential information becomes available to the public other than as a result of Party B’s disclosure. Such “Non-Compete” and “Non-Use” obligations also apply to any information acquired by Party B from any third party which assumes confidentiality obligation to Party A. In addition, as the employee of Party A, Party B will not use or disclose to Party A any confidential information which belongs to Party B’s prior employer or any other third party. Party B has submitted or will submit a copy of any agreement between Party B and any of his prior employers or any third party which might affect the employment relationship between Party A and Party B.

Intellectual Property

                For the purpose of this Agreement, “Confidential Information” shall mean any invention, discovery, publication, computer program, integrated circuit design, trademark or any other intangible assets exclusively owned by Party A and furnished to Party B, including any such intangible assets that are developed or designed by Party B during Party B’s personal time, or although developed by Party B during his personal time, it is (1) related to Party A’s business or Party A’s actual or potential research and development, or (2) developed when Party B is working for Party A.

                All intellectual property developed by Party B related to Party A’s products during the term of the employment or within one (1) year after Party B’s termination of his employment in Party A shall belong to Party A.

                All intellectual property developed by Party B during the term of the employment or within one (1) year after Party B leaves Party A, which related to Keyuan products and are developed by Party B, either individually or together with other people, remains the property of Party A.

                Party B will keep a precise written record of all intellectual property relating to Keyuan products which are developed by Party B individually or with other people, and disclose to Party A of such record.

Intellectual Property Rights

                Party B will transfer all his intellectual property rights related to Keyuan products to Party A. Party B will also prepare all related documents to protect such intellectual property rights worldwide, sign and deliver to Party A all documents necessary for patent application transfer, patent transfer and copyright registration. Party A will compensate Party B for the time and expense incurred in assisting Party B in connection with such intellectual property issues after the termination of Party B’s services.

Assets

                Party B acknowledges that all the blueprints, manuals, reports, notes, photos, client lists, schedules, computer program and data and any other media containing confidential information of Party A in any form are the properties of Party A and upon the termination of Party B’s employment Party B will return all such data and information to Party A.

Non-Compete

                 For a period ending two (2) years after the termination date of Party B’s employment, Party B will not directly or indirectly engage in any business activity in any area related to Party A’s confidential information which Party B have engaged in during the last five (5) years of Party B’s employment.

Intervention of Business

                 Party B will not directly or indirectly solicit, persuade, hire or in any other way cause any of Party A’s employees to terminate their employment with Party A. Party B will not intervene or attempt to intervene any contractual relationship or other relationship in which Party A is a party.

Data Use and Protection

                 Party B hereby authorizes Party A to store or transfer any of Party B’s family or personal information which is collected by Party A to other related company or any third party service provider for the business management purpose of Party A.

Dated this 21st day of October, 2009.

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Party A: Ningbo Keyuan Plastic Co., Ltd.

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Party B:  Shifa Wang